Exhibit 3.3 *** = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. AMENDMENT NO. 2 TO OFFTAKE SUPPLY AGREEMENT (ORIGIN 2) This AMENDMENT NO. 2 TO OFFTAKE SUPPLY AGREEMENT (this “Amendment”) is made effective as of __________, 2023, by and between Origin Materials Operating, Inc. (formerly known as Micromidas, Inc.), a Delaware Corporation (“Supplier”), and Pepsi-Cola Advertising and Marketing, Inc., a Delaware corporation (“Pepsi”). Each of Supplier and Pepsi may sometimes be referred to individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined herein, shall have the meanings set forth in the Original Offtake Agreement (as defined below). RECITALS WHEREAS, Pepsi and Supplier are parties to that certain Offtake Supply Agreement dated August 3, 2018, as amended by that certain Amendment No. 1 to Offtake Supply Agreement dated as of October 24, 2019 (collectively, the “Original Offtake Agreement” and as amended by this Amendment, the “Offtake Agreement”) whereby, among other things, Supplier agreed to supply and Pepsi agreed to purchase certain products from Supplier’s Pioneer Plant and New Plant; WHEREAS, Supplier is focused on carrying out its strategic plan to accelerate the production of FDCA and PEF for advanced chemicals and plastics and accordingly is contemplating producing, or having produced, FDCA from intermediates produced at New Plant and/or its subsequent plant, Origin 3; WHEREAS, Pepsi is interested in potentially purchasing Bio-pX and/or FDCA from Supplier produced from intermediate chemicals manufactured at the New Plant or by Third Party Manufacturers (as defined below) and potentially from Origin 3 (as defined below); and WHEREAS, the Parties desire to amend the Original Offtake Agreement to, among other things, allow for flexibility among the Parties for the purchase of FDCA and/or Bio-pX from Supplier produced from intermediate chemicals manufactured at New Plant or by Third Party Manufacturers (as defined below) and potentially Origin 3 and to make such other amendments to the Original Offtake Agreement as set forth herein. AGREEMENT NOW, THEREFORE in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows: 1. Amendment to the Original Offtake Agreement. The Original Offtake Agreement is hereby amended as follows: 1.1 Throughout the Original Offtake Agreement, wherever the term “Bio-pX” is referenced in the context of being a product of, being manufactured at, or being bought or sold from New Plant, such term shall be amended to refer to Product. This shall include, without limitation, all references to Bio-pX in Article 6, and the definition of New Plant Bio-pX Long Stop Date. For the avoidance of doubt, any reference to Bio-pX as it relates to specifications or attributes thereof shall not be so updated.

2 1.2 Recital E is hereby deleted in its entirety and replaced with “[intentionally left blank]”. 1.3 Recital F is hereby deleted in its entirety and replaced with the following: “F. The Supplier is constructing New Plant (as defined below) for the production of certain intermediate chemicals, which Supplier will convert or may have converted by Third Party Manufacturers (as defined below), into Bio-pX and/or FDCA. Any such Bio-pX and/or FDCA sold to Buyers may be converted by one or more Converters (as defined below) engaged by Pepsi to Bio-PTA and then to Bio-PET.” 1.4 The following definitions are hereby deleted from Article 1.1 of the Original Offtake Agreement in their entirety, and all textual and conceptual references thereto throughout the Original Offtake Agreement shall be deemed deleted: (a) [***] Bio-Content Bio-PET; (b) Associated PET Supply Chain; (c) Bio-MEG; (d) Bio-PET; (e) EXW Incoterms; (f) MEG; (g) Offtake Volumes; (h) PET; (i) Pioneer Plant; (j) Pioneer Plant Bio-PET Long Stop Date; (k) Pioneer Plant Bio-PET Deadline Date; (l) Pioneer Plant Commercial Operation Date; (m) Pioneer Plant Deadline Date; (n) Pioneer Plant Long Stop Date; (o) Pioneer Plant Offtake Volume; (p) Pioneer Plant Start Date; (q) Pioneer Plant Term; (r) Technical Specifications Bio-PET; and (s) Technical Specifications Fossil-PET. 1.5 The following definitions are hereby deleted in their entirety from Article 1.1 of the Original Offtake Agreement and replaced with the following, and all references in the Agreement and Appendices shall be deemed revised accordingly: (a) “DDP Incoterms” means, for delivery of Product from the New Plant, DDP (location of Buyer’s facility as indicated in each Order) Incoterms 2020.” (b) “New Plant” means the commercial-scale manufacturing facility referred to internally as “Origin 2” located in Geismar, Louisiana to manufacture intermediate chemicals including, without limitation, intermediate chemicals that can be converted to Bio-pX. (c) “New Plant Offtake Volume” means, for each year during the New Plant Term, the aggregate amount of Bio-pX and/or FDCA, as applicable, set forth in Purchase Orders delivered by the Buyers through the course of such year to Supplier or any Supplier Affiliate and which Purchase Orders are accepted in writing by the applicable Supplier or Supplier

3 Affiliate. The parties acknowledge and agree that New Plant Offtake Volume shall not to exceed [***] per year. The Parties agree that the New Plant Offtake Volume shall be updated by the Parties following New Plant FID, to include a specific allocation between Bio-pX and FDCA. For the avoidance of doubt, the parties acknowledge and agree that no Buyer is obligated to issue any Purchase Orders in any given year. (d) “Product” means Bio-pX and/or FDCA. (e) “Third Party Manufacturer” means any third party with which Supplier may, from time to time, contract to convert intermediate chemicals produced at New Plant and Origin 3 into derivatives such as Bio-pX and/or FDCA. (f) “Triggering Event” means any or all of the following: (i) the Supplier’s failure to fulfill any of the conditions precedent described in Article 9.3; (ii) the Supplier obtains actual knowledge at any time that there exists a substantial likelihood (as reasonably determined by the Supplier) that any milestone set forth in Appendix 4 may not be met; (iii) the Supplier obtains actual knowledge at any time that there exists a substantial likelihood (as reasonably determined by the Supplier) that either (a) the New Plant Commercial Operation Date shall not occur on or before the New Plant Long Stop Date, or (b) the first delivery to Pepsi of Product produced by the New Plant shall not occur on or before the New Plant Bio-pX Long Stop Date; (iv) subject to compliance with any notice and cure provisions, any failure described in Article 7.3.1; (v) the occurrence of a Bankruptcy Event with respect to the Supplier; (vi) a Material Adverse Change with respect to the Supplier shall have occurred; (vii) any Force Majeure Event affecting Supplier lasts more than [***] after Supplier gives written notice thereof to Pepsi and the Parties do not agree otherwise within such time period; (viii) the Supplier breaches a material term of this Agreement or the Patent License Agreement, including but not limited to a representation, warranty or covenant of this Agreement or the Patent License Agreement, that would, in each case, have a material negative impact on Pepsi’s business; or (ix) the Supplier’s failure to fulfill the obligations set forth in Article 7.5 of this Agreement. 1.6 The following new defined terms are hereby added to Article 1.1 of the Original Offtake Agreement in the appropriate alphabetical order: (a) “FDCA” means 2,5 furandicarboxylic acid. (b) “New Plant FID” means the final investment decision to be taken by Supplier, as approved by its board of directors, to start the engineering, procurement and construction phase in respect of the New Plant. (c) “Origin 3” means Supplier’s planned third commercial plant. (d) “Technical Specifications FDCA” means the quality and food safety requirements of FDCA to be mutually agreed to by the parties on or before New Plant FID and thereafter added to Appendix 7. 1.7 Article 2.1.1 of the Original Offtake Agreement is hereby deleted in its entirety and replaced with “[intentionally left blank]”.

4 1.8 Article 4.1 of the Original Offtake Agreement is hereby deleted in its entirety and replaced with “[intentionally left blank]”. 1.9 The first sentence of Article 4.2 of the Original Offtake Agreement is hereby deleted in its entirety and replaced with the following: “The obligations of the Parties under this Agreement with respect to the purchase and sale of the Bio-pX produced from intermediates manufactured at the New Plant, if Bio-pX is so produced and made available to Buyer and if Buyer elects to purchase Bio-pX, shall become effective on the date on which each of the following conditions precedent has been fulfilled or waived (New Plant Start Date)” 1.10 The first sentence of Article 4.4.1 of the Original Offtake Agreement is hereby deleted in its entirety and replaced with the following: “If Bio-pX is produced from intermediates manufactured at New Plant and made available to Buyer and if Buyer elects to purchase Bio-pX, then Supplier shall use its reasonable efforts to fulfill the conditions precedent set forth in Article 4.2 as soon as practicable.” 1.11 Article 4.5.1 of the Original Offtake Agreement is hereby deleted in its entirety and replaced with “[intentionally left blank]”. 1.12 Article 5 of the Original Offtake Agreement is hereby deleted in its entirety and replaced with “[intentionally left blank]”. 1.13 Article 6.5 of the Original Offtake Agreement is hereby deleted in its entirety and replaced with the following: “6.5 Pepsi and Supplier shall establish a working group consisting of two (2) representatives from each of Pepsi and Supplier, which group will meet (virtual or phone meetings being acceptable) no less than quarterly, unless otherwise mutually agreed by the Parties, until the New Plant Commercial Operating Date to review Supplier’s progress toward meeting the milestones set forth in Appendix 4 with respect to the New Plant, including, without limitation, discussing Supplier’s expected timeline and reasonable description of the measures Supplier is taking to ensure that the New Plant Commercial Operation Date shall occur on or before the New Plant Long Stop Date and the first delivery to Pepsi of Product produced by the New Plant shall occur on or before the New Plant Bio- pX Long Stop Date.” 1.14 Article 7.1.1 of the Original Offtake Amendment is hereby amended by replacing the word “Associated PET Supply Chain” with “Third Party Manufacturers”. 1.15 Article 7.1.3 of the Original Offtake Agreement is hereby deleted in its entirety and replaced with “[intentionally left blank]”. 1.16 Article 7.2 of the Original Offtake Agreement is hereby deleted in its entirety and replaced with “[intentionally left blank]”.

5 1.17 Article 7.3.3.1 of the Original Offtake Agreement is hereby deleted in its entirety and replaced with “[intentionally left blank]”. 1.18 Articles 7.3.3.2 of the Original Offtake Agreement is hereby deleted in its entirety and replaced with the following: “7.3.3.2 If the non-conforming Product is Bio-pX or FDCA produced from intermediate chemicals manufactured at the New Plant, Pepsi may, at its option, (i) require the Supplier or Supplier Affiliate to replace the Bio-pX or FDCA, as applicable, as soon as possible but in no event later than [***] days after written notification to Supplier or Supplier Affiliate, and provide Pepsi during such replacement period with a report after [***] days documenting Supplier’s diligent efforts to replace the Bio-pX or FDCA, as applicable; or (ii) require the Supplier or Supplier Affiliate to refund the price of the Bio-pX or FDCA, as applicable, within thirty (30) Business Days; or (iii) exercise any other rights or remedies. If the non-conforming Product is Bio-pX and Supplier or Supplier Affiliate is unable or unwilling to correct the failure to meet the quality requirements for Bio-pX described in this Agreement or the Technical Specifications or the recyclability tests described in the NaturALL Bio-PET Alliance Agreement pursuant to the remedies in (i) or (ii) of this Article, Pepsi may [***]. 1.19 Articles 7.5.1 and 7.5.3(i) of the Original Offtake Agreement are hereby deleted in their entirety and replaced with “[intentionally left blank]”. 1.20 Article 9.1 of the Original Offtake Agreement is hereby deleted in its entirety and replaced with “[intentionally left blank]”. 1.21 Article 9.2 of the Original Offtake Agreement is hereby deleted in its entirety and replaced with the following: “9.2 New Plant Offtake Volume. During the New Plant Term, Supplier and Supplier Affiliates agree to sell to Pepsi and the Converters Product produced from intermediates manufactured at the New Plant up to the New Plant Offtake Volume. Pepsi and the Bottle Manufacturers shall pay the Supplier or the applicable Supplier Affiliate for such Product in accordance with the terms set forth in Article 10.1. Prior to [***] of any given calendar year, Pepsi shall provide Supplier with the annual forecast (the “Annual Forecast”) of the estimated quantities of Product that the Buyers will purchase from time to time in the immediately following calendar year. The Annual Forecast shall not exceed the New Plant Offtake Volume. Seller agrees that the Annual Forecasts are estimates only and not a minimum volume guarantee on the part of Pepsi, the Buyers or the Converters. Additionally, Pepsi may provide Supplier with a rolling quarterly forecast at least [***] prior to the beginning of each quarter, which quarerly forecast will become binding unless Seller provides written notice (email being sufficient) to Pepsi rejecting such forecast within [***] of receipt of such forecast (any such quarterly forecast accepted or deemed accepted by Supplier, a “Binding Forecast”). 1.22 Article 10.1 of the Original Offtake is hereby deleted in its entirety and replaced with the following:

6 “10.1 If the Buyers desire, in their sole discretion, to purchase Product produced from intermediates manufactured at the New Plant under this Agreement, they shall submit a written Order to Supplier or Supplier Affiliates specifying (i) the quantity of Product desired, including specific breakdown between Bio-pX and FDCA, and (ii) the desired delivery dates, packaging specifications and delivery location. Following receipt of an Order, Supplier or the applicable Supplier Affiliate shall have [***] in which to, acknowledge receipt of and confirm or reject each Order in writing (email being sufficient); provided, however, that if such Order is consistent in all respects with an applicable Binding Forecast and with the terms of this Agreement, then Supplier or the applicable Supplier Affiliate shall not reject such Order. Following the acceptance of an Order by Supplier or the applicable Supplier Affiliate, such Order shall be binding on the parties thereto. If Supplier or Supplier Affiliates are not able to satisfy the Purchase Order with Product produced at New Plant or Third Party Manufacturers, but could satisfy such Purchase Order with Product produced from Origin 3, Supplier or the applicable Supplier Affiliate shall so notify the applicable Buyer, and if the applicable Buyer agrees, then the Purchase Order shall be modified to apply to Product produced at Origin 3. If Supplier is not able to provide the Product, then the remedies set forth in Section 22 will apply.” 1.23 Article 10.3 of the Original Offtake Agreement is hereby deleted in its entirety and replaced with “[intentionally left blank]”. 1.24 Article 10.7.1 of the Original Offtake Agreement is hereby deleted in its entirety and replaced with “[intentionally left blank]”. 1.25 Article 10.7.2 of the Original Offtake Agreement is hereby deleted in its entirety and replaced with the following: “10.7.2 If the non-conforming Product is, or the Order for which the quantity requirements are not met in a timely manner is for, Bio-pX or FDCA produced from intermediates manufactured at the New Plant, Pepsi may, at its option, (i) require the Supplier to replace the non-conforming Bio-pX or FDCA, as applicable, or remedy the shortfall in the quantity of an Order of Bio-pX or FDCA, as applicable, as soon as possible but in no event later than [***] after written notification to Supplier of the non-conformity or quantity shortfall, respectively, and provide Pepsi during such replacement period with reports every [***] documenting Supplier’s diligent efforts to replace the non-conforming Bio-pX or FDCA, as applicable, or remedy the quantity shortfall in a given Order of Bio-pX or FDCA, as applicable; or (ii) require the Supplier to refund the price of the non-conforming Bio-pX or FDCA, as applicable, or of the amount of the shortfall in the quantity of a given Order of Bio-pX or FDCA, as applicable, within [***] or (iii) exercise any other applicable rights or remedies. If the non-conforming Product is Bio-pX and if Supplier is unable or unwilling to correct the non-conformity or quantity shortfall pursuant to the remedies in (i) or (ii) of this Article, Pepsi may [***].” 1.26 Article 10.7.3 of the Original Offtake Agreement is hereby deleted in its entirety and replaced with the following: “No later than [***] after the New Plant Start Date, and until expiration of the New Plant Term or termination of this Agreement in accordance with its terms, [***].”

7 1.27 Article 12.1 of the Original Offtake Agreement is hereby amended by deleting the following text in its entirety: “The Supplier and the Supplier Affiliate shall therefore inform their employees and any relevant third parties that the Products are exclusively owned by the Buyer upon such transfer of ownership.” 1.28 Article 13.1 of the Original Offtake Agreement is hereby deleted in its entirety and replaced with “[intentionally left blank]”. 1.29 Article 16 of the Original Offtake Agreement is hereby amended by deleting the words “best efforts” in Section 16.2 and replacing them with the words “commercially reasonable efforts.” 1.30 Article 18.1 of the Original Offtake Agreement is hereby deleted in its entirety and replaced with “[intentionally left blank]”. 1.31 Article 19.2.4 of the Original Offtake Agreement is hereby deleted in its entirety and replaced with “[intentionally left blank]”. 1.32 Article 19.3 of the Original Offtake Agreement is hereby amended by (i) deleting the words “Article 10.7.1 or Article 7.3.3.1 of” in the first sentence thereof, and (ii) deleting the last sentence thereof in its entirety. 1.33 Article 20.2 of the Original Offtake Agreement is hereby deleted in its entirety and replaced with “[intentionally left blank].” 1.34 Articles 21.2.3 and 21.2.5 of the Original Offtake Agreement are hereby deleted in their entirety and replaced with “[intentionally left blank]”. 1.35 Article 22.4.3 of the Original Offtake Agreement is hereby amended by deleting “Pioneer Plant Start Date” and replacing it with “New Plant Start Date.” 1.36 Article 26.1 of the Original Offtake Agreement is hereby amended by deleting subsection (i) in the first sentence thereof in its entirety and replacing it with the following: “(i) Pepsi’s consent shall not be required in connection with the collateral assignment of this Agreement to a financial institution providing financing to Supplier or an Affiliate of Supplier.” 1.37 Article 27 of the Original Offtake Agreement is hereby amended by replacing all references to the phrase “Associated PET Supply Chain” with “Third Party Manufacturers”. 1.38 Appendix 2 (Pricing, Invoicing and Payment) is hereby amended by (i) deleting the first page thereof, and (ii) updating the first reference to “EXW” on page 2 with “DDP” and “Incoterms 2010” with “Incoterms 2020.” Furthermore, the parties agree that on or before New Plant FID, Appendix 2 shall be further updated to set forth the agreed upon pricing calculations for FDCA. 1.39 Appendix 4 (Timelines) is hereby deleted in its entirety and replaced with Appendix 4 attached hereto. 1.40 Appendix 6 (Supplier Affiliate) is hereby deleted in its entirety and replaced with Appendix 6 attached hereto.

8 1.41 Appendix 7 (Technical Specifications Bio-pX) on Technical Specifications Bio-pX is hereby deleted in its entirety and replaced with Appendix 7 attached hereto. Furthermore, the parties agree that on or before New Plant FID, Appendix 7 shall be further updated to set forth the agreed upon Technical Specifications for FDCA. 1.42 Appendices 8 (Technical Specifications Bio-PET) and 10 (Technical Specifications Fossil- PET) of the Original Offtake Agreement are hereby deleted in their entirety and replaced with “[intentionally left blank]”. 1.43 General Rule. Subject to the terms and conditions herein contained, the Original Offtake Agreement is hereby amended to the extent necessary to give effect to the provisions of this agreement and to incorporate the provisions of this Amendment into the Original Offtake Agreement. 2. Precedence. All the provisions of the Original Offtake Agreement not expressly amended by this Amendment remain unchanged and the Original Offtake Agreement shall continue in full force and effect, as amended by this Amendment. To the extent that the terms of this Amendment contradict, are inconsistent or in conflict with the Original Offtake Agreement, the terms of this Amendment supersede any conflicting or inconsistent provision of the Original Offtake Agreement and are controlling to the extent necessary to resolve such conflict or inconsistency. This Amendment forms an integral part to the Original Offtake Agreement and forms an indivisible agreement with the Original Offtake Agreement. 3. Future References to the Original Offtake Agreement. On and after the date of this Amendment, each reference in the Original Offtake Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import referring to the Original Offtake Agreement, and each reference in any related document to the “Offtake Supply Agreement”, “thereunder”, “thereof”, or words of like import referring to the Original Offtake Agreement, shall mean and be a reference to the Original Offtake Agreement as amended by this Amendment. The Original Offtake Agreement, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. 4. Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. [The remainder of this page is intentionally left blank.]

[Second Amendment to Amended and Restated Offtake Supply Agreement (Origin 2)] IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment on the date first above written. ORIGIN MATERIALS OPERATING, INC., a Delaware corporation By: Name: Title: PEPSI-COLA ADVERTISING AND MARKETING, INC. By: Name: Title:

Appendix 4 Timelines MILESTONE DEADLINE DATE LONG STOP DATE New Plant Commercial Operation Date [***] (New Plant Deadline Date) 30 June 2026 (New Plant Long Stop Date) First delivery** of Bio-pX to Pepsi from the New Plant [***] (New Plant Bio-pX Deadline Date) 31 December 2026 (New Plant Bio-pX Long Stop Date) ** “First delivery” means the first full delivery (no partial delivery) to Pepsi by the Supplier or any Supplier Affiliate or any Third Party Manufacturer of Bio-pX manufactured at the New Plant, in full compliance with the terms and conditions of this Agreement, including but not limited to Article 7.5, and the corresponding Orders.

Appendix 6 Supplier Affiliate Origin US Megasite Operating, LLC Origin US Megasite I, LLC Origin US Megasite Development, LLC